Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Peter H. Fowler

U.S. Bank National Association

500 W. Cypress Creek Road

Fort Lauderdale, FL 33309

(954) 776-2225

(Name, address and telephone number of agent for service)

Hughes Supply, Inc.

(Issuer with respect to the Securities)

Florida	59-0559446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Hughes Way Orlando, Florida	32805
(Address of Principal Executive Offices)	(Zip Code)

Compass Utility Supply, Ltd., an Oregon corporation

Hughes Building Materials Group, Inc., a Georgia corporation

Hughes Building Materials Holdings, LLC, a Florida limited liability company

Hughes Building Materials, Ltd., a Florida limited partnership

Hughes Electric Holdings, LLC, a Florida limited liability company

Hughes Electric Supply, Ltd., a Florida limited partnership

Hughes GP & Management, Inc., a Delaware corporation

Hughes Holdings, LLC, a Florida limited liability company

Hughes MRO Group, Inc., a Delaware corporation

Hughes MRO Holdings, LLC, a Delaware limited liability company

Hughes MRO, Ltd., a Florida limited partnership

Hughes Plumbing Group, Inc., a California corporation

Hughes Plumbing Holdings, LLC, a Florida limited liability company

Hughes Plumbing Supply, Ltd., a Florida limited partnership

Hughes Utilities Group, Inc., a Delaware corporation

Hughes Utilities Holdings, LLC, a Florida limited liability company

Hughes Utilities, Ltd., a Florida limited partnership

Hughes Water & Sewer Holdings, LLC, a Florida limited liability company

Hughes Water & Sewer, Ltd., a Florida limited partnership

Montana Electric Supply, a Montana corporation

Montana Electric Supply, Inc. a Wyoming corporation

Southwest Power, Inc., a California corporation

Utility Products Supply Company, LLC, a Colorado limited liability company

Western States Electric, Inc., an Oregon corporation

WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc., a Wyoming corporation

HSI Funding, LLC, a Delaware limited liability company

HSI IP, Inc., a Delaware corporation

Hughes Canada, Inc., a Delaware corporation

Hughes Insurance Holdings, Inc., a Delaware corporation

Hughes Supply Management, Inc., a Florida corporation

Hughes Supply Management Services, Inc., a Delaware corporation

Hughes Supply Shared Services, Inc., a Delaware corporation

Merex Corporation, a Texas corporation

Merex de Mexico, S.A. de C.V., a Mexican corporation

Merex Diesel Power, S.A. de C.V., a Mexican corporation

ProValue, LLC, a Delaware limited liability company

Southwest Stainless, L.P., a Delaware limited partnership

SWS Acquisition, LLC, a Delaware limited liability company

World-Wide Travel Network, Inc., a Florida corporation

5.50% Senior Notes due 2014

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If any obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3.	VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the Trustee.

a) Title of the securities outstanding under each such other indenture.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

b)      A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 4.	TRUSTEESHIPS UNDER THE INDENTURES. If the Trustee is a trustee under another Indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor are outstanding, furnish the following information:

a) Title of the securities outstanding under each such other indenture.

None

b)      A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture

None

Item 5.	INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of any obligor or of any underwriter for any obligor, identify each such person having any such connection and state the nature of each such connection.

Instructions.

1. Notwithstanding General Instruction F, the term “underwriter” as used in this item does not refer to any person who is not currently engaged in the business of underwriting.

2. The terms “employee,” “appointee,” and “representative,” as used in this item, do not include connections in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity or connections in the capacity of trustee, whether under an indenture or otherwise.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 6.	VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the Trustee owned beneficially by any obligor and each director, partner, and executive officer of any obligor:

As of May 10, 2005.

Instructions.

1. Names of persons who do not own beneficially any of the securities specified may be omitted.

2. No information need be given in any case where the amount of voting securities of the trustee, owned beneficially by the obligors and their directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 7.	VOTING SECURITIES OF THE TRUSTEE BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for any obligor and each director, partner, and executive officer of each such underwriter:

As of May 10, 2005.

Instructions.

1. Instruction 1 to Item 6 shall be applicable to this item.

2. The name of each director, partner, or executive officer required to be given in Column A shall be set forth under the name of the underwriter of which he is a director, partner, or executive officer.

3. No information need be given in any case where the amount of voting securities of the trustee owned beneficially by an underwriter and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of the trustee.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 8.	SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. Furnish the following information as to securities of any obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

As of May 10, 2005.

Instructions.

1. As used in this item, the term “securities” includes only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness.

2. For the purposes of this item the trustee shall not be deemed the owner or holder of (a) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default, or (b) any security which it holds as collateral security under the indenture to be qualified, irrespective of any default thereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

3. No information need be furnished under this item as to holdings by the trustee of securities already issued under the indenture to be qualified or securities issued under any other indenture under which the trustee is also trustee.

4. No information need be given with respect to any class of securities where the amount of securities of the class which the trustee owns beneficially or holds as collateral security for obligations in default does not exceed 1 percent of the outstanding securities of the class.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 9.	SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for any obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

As of May 10, 2005.

Instructions.

Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 10.	OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of any obligor or (2) is an affiliate, other than a subsidiary, of any obligor, furnish the following information as to the voting securities of such person:

As of May 10, 2005.

Instructions.

Instructions 1, 2, and 4 to Item 8 shall be applicable to this item.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 11.	OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of any obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of May 10, 2005.

Instructions.

Instructions 1, 2 and 4 to Item 8 shall be applicable to this item.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 12.	INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. Except as noted in the instructions, if any obligor is indebted to the trustee, furnish the following information:

As of May 10, 2005.

Instructions.

1. No information need be provided as to: (a) the ownership of securities issued under any indenture, or any security or securities having a maturity of more than one year at the time of acquisition by the indenture trustee; (b) disbursements made in the ordinary course of business in the capacity of trustee of an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; (c) indebtedness created as a result of services rendered or premises rented; or indebtedness created as a result of goods or securities sold in a cash transaction; (d) the ownership of stock or of other securities of a corporation organized under Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of any obligor upon the indenture securities; or (e) the ownership of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper.

2. Information should be given as to the general type of indebtedness, such as lines of credit, commercial paper, long-term notes, mortgages, etc.

None

Item 13.	DEFAULTS BY THE OBLIGOR.

a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None

b)      If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None

Item 14.	AFFILIATIONS WITH THE UNDERWRITERS. If any underwriter is an affiliate of the trustee, describe each such affiliation.

Instructions.

1. The term “affiliate” as defined in Rule 0-2 of the General Rules and Regulations under the Act. Attention is directed to Rule 7a-26.

2. Include the name of each such affiliate and the names of all intermediate affiliates, if any. Indicate the respective percentage of voting securities or other bases of control giving rise to the affiliation.

Not applicable, because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	FOREIGN TRUSTEE. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not applicable.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

*	Incorporated by reference to Registration Number 333-67188.

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2004 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefore.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Lauderdale, State of Florida on the 10th of May, 2005.

By:	/s/ Peter H. Fowler
Vice President

By:	/s/ Scott S. Schuhle
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

Dated: May 10, 2005

By:	/s/ Peter H. Fowler
Vice President

By:	/s/ Scott S. Schuhle
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2004

($000’s)

12/31/2004
Assets
Cash and Due From Depository Institutions	$6,340,324
Federal Reserve Stock	0
Securities	41,160,517
Federal Funds	2,727,496
Loans & Lease Financing Receivables	122,755,374
Fixed Assets	1,791,705
Intangible Assets	10,104,022
Other Assets	9,557,200
Total Assets	$194,436,638

Liabilities
Deposits	$128,301,617
Fed Funds	8,226,759
Treasury Demand Notes	0
Trading Liabilities	156,654
Other Borrowed Money	25,478,470
Acceptances	94,553
Subordinated Notes and Debentures	6,386,971
Other Liabilities	5,910,141
Total Liabilities	$174,555,165

Equity
Minority Interest in Subsidiaries	$1,016,160
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,054,825
Total Equity Capital	$19,881,473

Total Liabilities and Equity Capital	$194,436,638

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Peter H. Fowler
Vice President

Date:	May 10, 2005